Exhibit 99.1

WYNDHAM HOTELS & RESORTS REPORTS STRONG SECOND QUARTER RESULTS

Company Raises Full-Year 2025 EPS Outlook
Grows Development Pipeline by 5% and System Size by 4%
PARSIPPANY, N.J., July 23, 2025 - Wyndham Hotels & Resorts (NYSE: WH) today announced results for the three months ended June 30, 2025. Highlights include:
•System-wide rooms grew 4% year-over-year.
•Awarded 229 development contracts globally, an increase of 40% year-over-year.
•Development pipeline grew 1% sequentially and 5% year-over-year to a record 255,000 rooms.
•Ancillary revenues increased 19% compared to second quarter 2024 and 13% on a year-to date basis.
•Diluted earnings per share increased 6% year-over-year to $1.13; adjusted diluted EPS grew 18% to $1.33, or 11% on a comparable basis.
•Net income increased 1% year-over-year to $87 million; adjusted net income increased 13% to $103 million, or 7% on a comparable basis.
•Adjusted EBITDA increased 10% year-over-year to $195 million, or 5% on a comparable basis.
•Returned $109 million to shareholders through $77 million of share repurchases and quarterly cash dividends of $0.41 per share.
“We delivered another solid quarter growing our global system by 4%, expanding our development pipeline by 5%, increasing our ancillary revenues by 19%, and continuing to execute our strategy focused on higher FeePAR segments and markets, which is driving growth in both domestic and international royalty rates,” said Geoff Ballotti, president and chief executive officer. “Record first-half openings and a 40% second quarter increase in new contracts awarded reflect strong developer confidence in Wyndham’s powerful, owner-first value proposition. Amid a softer domestic RevPAR environment, we grew comparable adjusted EBITDA by 5% and comparable adjusted EPS by 11%. We also returned nearly $110 million to shareholders this quarter — continuing to demonstrate the value-creating power of our highly cash-generative, resilient asset-light business model. With consistent development, royalty rate, and ancillary fee growth, we remain very confident in our ability to create long-term value for our shareholders, franchisees, and team members through the enduring appeal of our iconic brands.”

Revised International Reporting Basis
As part of a recent operational review, the Company identified violations of its Super 8 master license agreement in China and issued a notice of default to the master licensee. Given the operational challenges of obtaining accurate information from this master licensee and the uncertain outcome of the compliance process, beginning this quarter, the Company has revised its reporting methodology to exclude the impact of all rooms (approximately 67,300 rooms as of March 31, 2025) under this master license agreement from its reported system size, RevPAR and royalty rate, and corresponding growth metrics. The Company's financial results will continue to reflect fees due from the Super 8 master licensee in China, which contributed less than $3 million to the Company's full-year 2024 consolidated adjusted EBITDA.
To provide further context, the following table reflects the impact on the Company's global growth metrics as a result of the exclusion of its Super 8 master license agreement in China:

	Revised Reporting Basis (Global)	As Previously Reported (Global)	Change vs. Previous Reporting
First Quarter 2025
Net rooms growth	3.9%	3.5%	+40 bps
RevPAR growth (a)	2%	2%	+30 bps
Royalty rate	4.0%	4.0%	+5 bps

Full-Year 2024
Net rooms growth	4.0%	3.6%	+40 bps
RevPAR growth (a)	2%	2%	—
Royalty rate	4.0%	3.9%	+5 bps

NOTE: Historical metrics for comparability purposes are included in Table 6.
(a)     Constant currency.

System Size and Development

	Rooms
	June 30, 2025	June 30, 2024	YOY Change (bps)
United States	503,300	499,400	80
International	343,400	316,900	840
Global	846,700	816,300	370
The Company's global system grew 4% including 3% growth in the higher RevPAR midscale and above segments in the U.S. and 5% growth in the higher RevPAR EMEA and Latin America regions.
On June 30, 2025, the Company's pipeline consisted of approximately 2,150 hotels and 255,000 rooms, representing another record-high level and a 5% year-over-year increase. Key highlights include:
•Awarded 229 new contracts, an increase of 40% year-over-year.
•6% pipeline growth in the U.S. and 4% growth internationally
•Approximately 70% of the pipeline is in the midscale and above segments, which grew 5% year-over-year

•Approximately 17% of the pipeline is in the extended stay segment
•Approximately 58% of the pipeline is international
•Approximately 76% of the pipeline is new construction and approximately 35% of these projects have broken ground
RevPAR

	Second Quarter 2025	YOY Constant Currency % Change
United States	$53.32	(4%)
International	39.45	1
Global	47.55	(3)
Second quarter global RevPAR decreased 3% in constant currency compared to 2024, reflecting a 4% decline in the U.S. and 1% growth internationally.
In the U.S., second quarter results included approximately 150 basis points of unfavorable impacts from the timing of the Easter holiday and the 2024 solar eclipse. Excluding these impacts, the Company's U.S. RevPAR declined approximately 2.3% year-over-year, driven by softer demand, partially offset by a modest increase in pricing.
Internationally, RevPAR results were driven by continued pricing power, offset by a decline in occupancy. The Company continued to see strong performance in its EMEA and Latin America regions, with year-over-year growth of 7% and 18%, respectively, reflecting robust pricing power in both regions. The Company's Canada region grew RevPAR by 7% reflecting increased room nights from Canadian guests. In China, RevPAR decreased 8% year-over-year reflecting a decline in occupancy and continued pricing pressure.
Second Quarter Operating Results
The comparability of the Company’s second quarter results is impacted by marketing fund variability. The Company’s reported results and comparable-basis results (adjusted to neutralize these impacts) are presented below to enhance transparency and provide a better understanding of the results of the Company’s ongoing operations.

	Fee-related and other revenues	Net Income(a)	Adjusted EBITDA	Reported diluted EPS(a)	Adjusted diluted EPS(a)
2024 reported	$366	$86	$178	$1.07	$1.13

2025 reported	397	87	195	1.13	1.33
Change	31	1	17	0.06	0.20
Less: Marketing fund variability	n/a	6	8	0.08	0.07
Comparable growth	$31	$(5)	$9	$(0.02)	$0.13

Comparable growth rate	8%	(6%)	5%	(2%)	11%

NOTE: Growth rates may not recalculate due to rounding; see Table 7 for a reconciliation of non-GAAP metrics and Table 9 for definitions.
(a)    Includes estimated tax impact of marketing fund variability.

•Fee-related and other revenues grew 8% to $397 million compared to $366 million in second quarter 2024, which reflects a 19% increase in ancillary revenues, higher royalties and franchise fees, as well as higher pass-through revenues due to the Company's global franchisee conference in May.
•The Company generated net income of $87 million, a 1% increase compared to second quarter 2024, as higher adjusted EBITDA and lower transaction-related expenses were partially offset by the absence of a benefit in connection with the reversal of a spin-off related matter, higher restructuring costs, and increased interest expense. Adjusted net income grew 13% to $103 million compared to $91 million in second quarter 2024.
•Adjusted EBITDA grew 10% to $195 million compared to $178 million in second quarter 2024. This increase included an $8 million favorable impact from marketing fund variability, excluding which adjusted EBITDA grew 5% on a comparable basis, primarily reflecting increased ancillary revenues, as well as higher royalties and franchise fees, partially offset by higher operating expenses primarily related to growth in the Company's credit card program and the absence of a benefit from insurance recoveries.
•Diluted earnings per share increased 6% to $1.13 compared to $1.07 in second quarter 2024. This increase primarily reflects the benefit of a lower share count due to share repurchase activity.
•Adjusted diluted EPS grew 18% to $1.33 compared to $1.13 in second quarter 2024. This increase included a favorable impact of $0.07 per share related to marketing fund variability (after estimated taxes). On a comparable basis, adjusted diluted EPS increased approximately 11% year-over-year, reflecting comparable adjusted EBITDA growth, the benefit of share repurchase activity and lower depreciation and amortization, partially offset by higher interest expense.
•During second quarter 2025, the Company’s marketing fund revenues exceeded expenses by $3 million; while in second quarter 2024, the Company’s marketing fund expenses exceeded revenues by $5 million, resulting in $8 million of marketing fund variability.
Full reconciliations of GAAP results to the Company's non-GAAP adjusted measures for all reported periods appear in the tables to this press release.

Balance Sheet and Liquidity
The Company generated $70 million of net cash provided by operating activities and $88 million of adjusted free cash flow in second quarter 2025. The Company ended the quarter with a cash balance of $50 million and approximately $580 million in total liquidity.
The Company’s net debt leverage ratio was 3.5 times at June 30, 2025, the midpoint of the Company’s 3 to 4 times stated target range and in line with expectations.
Share Repurchases and Dividends
During the second quarter, the Company repurchased approximately 923,000 shares of its common stock for $77 million.
The Company paid common stock dividends of $32 million, or $0.41 per share, during the second quarter 2025.
Full-Year 2025 Outlook
The Company is increasing its adjusted diluted EPS outlook to reflect the impact of second quarter share repurchase activity and increasing the low-end of its year-over-year rooms growth outlook by 40 basis points to reflect the removal of the dilutive impact from its Super 8 master licensee in China.

	Updated Outlook	Prior Outlook
Year-over-year rooms growth	4.0% - 4.6%	3.6% - 4.6%
Year-over-year global RevPAR growth (a)	(2%) - 1%	(2%) - 1%
Fee-related and other revenues	$1.45 - $1.49 billion	$1.45 - $1.49 billion
Adjusted EBITDA	$730 - $745 million	$730 - $745 million
Adjusted net income	$358 - $372 million	$358 - $372 million
Adjusted diluted EPS	$4.60 - $4.78	$4.57 - $4.74
Adjusted free cash flow conversion rate	~57%	~57%

(a)    Represents constant currency basis; on a reported basis, which includes foreign currency impacts, would be (2%) - 1%.
The Company continues to expect marketing fund revenues to approximate expenses during full-year 2025 though seasonality of spend will affect the quarterly comparisons throughout the year.
More detailed projections are available in Table 8 of this press release. The Company is providing certain financial metrics only on a non-GAAP basis because, without unreasonable efforts, it is unable to predict with reasonable certainty the occurrence or amount of all of the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Conference Call Information
Wyndham Hotels will hold a conference call with investors to discuss the Company’s results and outlook on Thursday, July 24, 2025 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at https://investor.wyndhamhotels.com. The conference call may also be accessed by dialing 800 343-4136 and providing the passcode “Wyndham”. Listeners are urged to call at least five minutes prior to the scheduled start time. An archive of this webcast will be available on the website beginning at noon ET on July 24, 2025. A telephone replay will be available for approximately ten days beginning at noon ET on July 24, 2025 at 800 723-8184.
Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. The Company uses these measures internally to assess its operating performance, both absolutely and in comparison to other companies, and to make day to day operating decisions, including in the evaluation of selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release.
About Wyndham Hotels & Resorts
Wyndham Hotels & Resorts (NYSE: WH) is the world’s largest hotel franchising company by the number of franchised properties, with approximately 8,300 hotels across approximately 100 countries on six continents. Through its network of approximately 847,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in the economy and midscale segments of the lodging industry. The Company operates a portfolio of 25 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel®, La Quinta®, Baymont®, Wingate®, AmericInn®, ECHO Suites®, Registry Collection Hotels®, Trademark Collection® and Wyndham®. The Company’s award-winning Wyndham Rewards loyalty program offers approximately 120 million enrolled members the opportunity to redeem points at thousands of hotels, vacation club resorts and vacation rentals globally. For more information, visit https://investor.wyndhamhotels.com. The Company may use its website and social media channels as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Disclosures of this nature will be included on the Company's website in the Investors section, which can currently be accessed at https://investor.wyndhamhotels.com or on the Company's social media channels, including the Company's LinkedIn account which can currently be accessed at https://www.linkedin.com/company/wyndhamhotels. Accordingly, investors should monitor this section of the Company's website and the Company's social media channels in addition to following the Company's press releases, filings submitted with the Securities and Exchange Commission and any public conference calls or webcasts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the federal securities laws, including statements related to Wyndham's current views and expectations with respect to its future performance and operations, including revenues, earnings, cash flow and other financial and operating measures, share repurchases and dividends and restructuring charges. Forward-looking statements are any statements other than statements of historical fact, including those that convey management's expectations as to the future based on plans, estimates and projections at the time Wyndham makes the statements and may be identified by words such as "will," "expect," "believe," "plan," "anticipate," "predict," "intend," "goal," "future," "forward," "remain," "confident," "outlook," "guidance," "target," "objective," "estimate," "projection" and similar words or expressions, including the negative version of such words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, including inflation, higher interest rates and potential recessionary pressures, which may impact decisions by consumers and businesses to use travel accommodations; global trade disputes, including with China; the performance of the financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising business; Wyndham's relationships with franchisees; the impact of war, terrorist activity, political instability or political strife, including the ongoing conflicts between Russia and Ukraine and conflicts in the Middle East, respectively; global or regional health crises or pandemics including the resulting impact on Wyndham's business, operations, financial results, cash flows and liquidity, as well as the impact on its franchisees, guests and team members, the hospitality industry and overall demand for and restrictions on travel; Wyndham's ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with the covenants thereunder; risks related to Wyndham's ability to obtain financing and the terms of such financing, including access to liquidity and capital; and Wyndham's ability to make or pay, plans for and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. These risks and uncertainties are not the only ones Wyndham may face and additional risks may arise or become material in the future. Wyndham undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.
# # #

Contacts Investors: Matt Capuzzi Senior Vice President, Investor Relations 973 753-6453 ir@wyndham.com	Media: Maire Griffin Senior Vice President, Global Communications 973 753-6590 WyndhamHotelsNews@wyndham.com

Table 1
WYNDHAM HOTELS & RESORTS
INCOME STATEMENT
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues
Royalties and franchise fees	$147	$144	$272	$260
Marketing, reservation and loyalty	165	150	281	267
Management and other fees	2	2	5	5
License and other fees	33	31	60	57
Other	50	39	95	80
Fee-related and other revenues	397	366	713	669
Cost reimbursements	—	1	—	2
Net revenues	397	367	713	671

Expenses
Marketing, reservation and loyalty	162	155	300	285
Operating	25	17	45	36
General and administrative	31	32	61	60
Cost reimbursements	—	1	—	2
Depreciation and amortization	15	17	31	37
Restructuring	13	7	13	9
Transaction-related	1	5	1	46
Impairment	—	—	—	12
Separation-related	—	(12)	—	(11)
Total expenses	247	222	451	476

Operating income	150	145	262	195
Interest expense, net	34	30	68	59
Early extinguishment of debt	—	3	—	3

Income before income taxes	116	112	194	133
Provision for income taxes	29	26	45	31
Net income	$87	$86	$149	$102

Earnings per share
Basic	$1.13	$1.07	$1.92	$1.27
Diluted	1.13	1.07	1.90	1.26

Weighted average shares outstanding
Basic	77.0	80.4	77.5	80.7
Diluted	77.4	80.7	78.0	81.2

Table 2
WYNDHAM HOTELS & RESORTS
HISTORICAL REVENUE AND ADJUSTED EBITDA BY SEGMENT

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Hotel Franchising
Net revenues
2025	$316	$397	n/a	n/a	n/a
2024	305	367	$396	$341	$1,408
Adjusted EBITDA
2025	$161	$214	n/a	n/a	n/a
2024	158	195	$224	$189	$767

Corporate
Net revenues
2025	$—	$—	n/a	n/a	n/a
2024	—	—	$—	$—	$—
Adjusted EBITDA
2025	$(16)	$(19)	n/a	n/a	n/a
2024	(17)	(17)	$(16)	$(21)	$(73)

Total Company
Net revenues
2025	$316	$397	n/a	n/a	n/a
2024	305	367	$396	$341	$1,408
Net income
2025	$61	$87	n/a	n/a	n/a
2024	16	86	$102	$85	$289
Adjusted EBITDA
2025	$145	$195	n/a	n/a	n/a
2024	141	178	$208	$168	$694

NOTE: Amounts may not add across due to rounding. See Table 7 for reconciliations of Total Company non-GAAP measures and Table 9 for definitions.

Table 3
WYNDHAM HOTELS & RESORTS
CONDENSED CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$149	$102
Depreciation and amortization	31	37
Payments related to hostile takeover defense	—	(46)
Payments of development advance notes, net	(51)	(64)
Working capital and other, net	—	48
Net cash provided by operating activities	129	77
Investing activities
Property and equipment additions	(19)	(16)
Loan advances, net	(52)	(15)
Net cash used in investing activities	(71)	(31)
Financing activities
Proceeds from long-term debt	242	1,703
Payments of long-term debt	(129)	(1,477)
Dividends to shareholders	(65)	(63)
Repurchases of common stock	(153)	(186)
Other, net	(17)	(9)
Net cash used in financing activities	(122)	(32)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1	(1)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(63)	13
Cash, cash equivalents and restricted cash, beginning of period	113	66
Cash, cash equivalents and restricted cash, end of period	$50	$79

Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$70	$1	$129	$77
Less: Property and equipment additions	(12)	(7)	(19)	(16)
Plus: Payments of development advance notes, net	23	33	51	64
Free cash flow	81	27	161	125
Plus: Adjusting items (a)	7	42	7	46
Adjusted free cash flow	$88	$69	$168	$171

(a)    2025 represents separation-related net tax payments. 2024 represents payments related to the Company's defense of an unsuccessful hostile takeover attempt.

Table 4
WYNDHAM HOTELS & RESORTS
BALANCE SHEET SUMMARY AND DEBT
(In millions)
(Unaudited)

		As of June 30, 2025	As of December 31, 2024
Assets
Cash and cash equivalents		$50	$103
Trade receivables, net		319	271
Property and equipment, net		98	94
Goodwill and intangible assets, net		3,067	3,073
Other current and non-current assets		764	682
Total assets		$4,298	$4,223

Liabilities and stockholders' equity
Total debt		$2,577	$2,463
Other current liabilities		415	423
Deferred income tax liabilities		321	332
Other non-current liabilities		415	355
Total liabilities		3,728	3,573
Total stockholders' equity		570	650
Total liabilities and stockholders' equity		$4,298	$4,223

Our outstanding debt was as follows:
	Weighted Average Interest Rate (a)	As of June 30, 2025	As of December 31, 2024
$750 million revolving credit facility (due April 2027)	6.3%	$221	$88
$400 million term loan A (due April 2027)	6.2%	352	364
$1.5 billion term loan B (due May 2030)	5.3%	1,507	1,515
$500 million 4.375% senior unsecured notes (due August 2028)	4.4%	497	496
Total debt	5.3%	2,577	2,463
Cash and cash equivalents		50	103
Net debt		$2,527	$2,360
Net debt leverage ratio		3.5x	3.4x

(a)    Represents weighted average interest rates for the second quarter 2025, including the effects of hedging.

Our outstanding debt as of June 30, 2025 matures as follows:
Amount
Within 1 year	$45
Between 1 and 2 years	558
Between 2 and 3 years	15
Between 3 and 4 years	512
Between 4 and 5 years	1,447
Thereafter	—
Total	$2,577

Table 5
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Six Months Ended June 30,
	2025	2024	Change	% Change
Beginning Room Count (January 1)
United States	501,800	497,600	4,200	1%
International	333,900	306,100	27,800	9
Global	835,700	803,700	32,000	4

Additions
United States	13,800	14,400	(600)	(4)
International	16,700	15,100	1,600	11
Global	30,500	29,500	1,000	3

Deletions
United States	(12,300)	(12,600)	300	2
International	(7,200)	(4,300)	(2,900)	(67)
Global	(19,500)	(16,900)	(2,600)	(15)

Ending Room Count (June 30)
United States	503,300	499,400	3,900	1
International	343,400	316,900	26,500	8
Global	846,700	816,300	30,400	4%

	As of June 30,				FY 2024 Royalty Contribution
	2025	2024	Change	% Change
System Size
United States
Economy	224,200	227,800	(3,600)	(2%)
Midscale and Above	279,100	271,600	7,500	3
Total United States	503,300	499,400	3,900	1%	78%

International
Greater China	122,500	107,300	15,200	14%	4
Rest of Asia Pacific	41,200	36,400	4,800	13	2
Europe, the Middle East and Africa	94,900	90,100	4,800	5	8
Canada	39,800	39,800	—	—	5
Latin America	45,000	43,300	1,700	4	3
Total International	343,400	316,900	26,500	8%	22

Global	846,700	816,300	30,400	4%	100%

NOTE: Global, International and Greater China rooms exclude all rooms associated with the Company's Super 8 master licensee in China in both periods. Historical metrics for comparability are included in Table 6.

Table 5 (continued)
WYNDHAM HOTELS & RESORTS
REVENUE DRIVERS

	Three Months Ended June 30, 2025	Constant Currency % Change (b)
Regional RevPAR Growth
United States
Economy	$42.86	(4%)
Midscale and Upper Midscale	60.38	(4)
Upscale and Above	96.89	(11)
Total United States	$53.32	(4%)

International
Greater China (a)	$16.35	(8%)
Rest of Asia Pacific	27.51	(10)
Europe, the Middle East and Africa	61.88	7
Canada	60.44	7
Latin America	52.38	18
Total International (a)	$39.45	1%

Global (a)	$47.55	(3%)

	Three Months Ended June 30,
	2025	2024	% Change (c)
Average Royalty Rate
United States	4.7%	4.7%	6 bps
International (a)	2.6%	2.5%	13 bps
Global (a)	4.0%	4.0%	2 bps

	Six Months Ended June 30, 2025	Constant Currency % Change (b)
Regional RevPAR Growth
United States
Economy	$38.26	(1%)
Midscale and Upper Midscale	54.32	(1)
Upscale and Above	88.84	(10)
Total United States	$47.86	(1%)

International
Greater China (a)	$16.08	(9%)
Rest of Asia Pacific	30.32	(1)
Europe, the Middle East and Africa	52.50	7
Canada	50.13	5
Latin America	55.20	22
Total International (a)	$36.18	2%

Global(a)	$43.03	(1%)

	Six Months Ended June 30,
	2025	2024	% Change (c)
Average Royalty Rate
United States	4.7%	4.6%	12 bps
International (a)	2.6%	2.5%	12 bps
Global (a)	4.0%	4.0%	8 bps

(a)    Excludes the impact from all rooms associated with the Company's Super 8 master licensee in China in both periods.
(b) International and global exclude the impact of currency exchange movements.
(c)    Amounts may not recalculate due to rounding.

Table 6
WYNDHAM HOTELS & RESORTS
HISTORICAL REVPAR, ROYALTY RATE AND ROOMS

NEW REPORTING BASIS

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2025	$38.44	$47.55	n/a	n/a	n/a
2024	$38.48	$49.08	$52.59	$42.58	$45.69
U.S. RevPAR
2025	$42.37	$53.32	n/a	n/a	n/a
2024	$41.68	$55.44	$57.98	$46.41	$50.37
International RevPAR
2025	$32.81	$39.45	n/a	n/a	n/a
2024	$33.53	$39.40	$44.52	$36.92	$38.63
Global Royalty Rate
2025	4.0%	4.0%	n/a	n/a	n/a
2024	3.9%	4.0%	4.0%	4.1%	4.0%
U.S. Royalty Rate
2025	4.8%	4.7%	n/a	n/a	n/a
2024	4.6%	4.7%	4.7%	4.8%	4.7%
International Royalty Rate
2025	2.6%	2.6%	n/a	n/a	n/a
2024	2.5%	2.5%	2.6%	2.7%	2.6%
Global Rooms
2025	839,900	846,700	n/a	n/a	n/a
2024	808,000	816,300	823,200	835,700	835,700
U.S. Rooms
2025	502,600	503,300	n/a	n/a	n/a
2024	499,100	499,400	500,600	501,800	501,800
International Rooms
2025	337,300	343,400	n/a	n/a	n/a
2024	308,900	316,900	322,600	333,900	333,900

NOTE: Data excludes the impact from all rooms associated with the Company's Super 8 master licensee in China in all periods.

AS PREVIOUSLY REPORTED

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total System
Global RevPAR
2025	$36.13	n/a	n/a	n/a	n/a
2024	$36.28	$45.99	$49.33	$40.01	$42.91
International RevPAR
2025	$28.73	n/a	n/a	n/a	n/a
2024	$29.38	$34.11	$38.60	$32.17	$33.59
Global Royalty Rate
2025	4.0%	n/a	n/a	n/a	n/a
2024	3.8%	4.0%	4.0%	4.0%	3.9%
International Royalty Rate
2025	2.6%	n/a	n/a	n/a	n/a
2024	2.4%	2.4%	2.5%	2.6%	2.5%
Global Rooms
2025	907,200	n/a	n/a	n/a	n/a
2024	876,300	884,900	892,600	903,000	903,000
International Rooms
2025	404,600	n/a	n/a	n/a	n/a
2024	377,200	385,500	392,000	401,200	401,200

NOTE: Data includes the impact from all rooms associated with the Company’s Super 8 master licensee in China in all periods.

Table 7
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)

The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income and adjusted diluted EPS financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered in isolation or as a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP and may not be comparable to similarly-titled measures used by other companies.

Reconciliation of Net Income to Adjusted EBITDA:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2025
Net income	$61	$87
Provision for income taxes	18	29
Depreciation and amortization	15	15
Interest expense, net	33	34
Stock-based compensation	9	8
Development advance notes amortization	7	8
Restructuring costs (a)	—	13
Transaction-related (b)	1	1
Separation-related (c)	1	—
Adjusted EBITDA	$145	$195

2024
Net income	$16	$86	$102	$85	$289
Provision for income taxes	6	26	35	13	79
Depreciation and amortization	20	17	17	17	71
Interest expense, net	28	30	34	32	124
Early extinguishment of debt (d)	—	3	—	—	3
Stock-based compensation	10	10	10	11	41
Development advance notes amortization	5	6	6	6	24
Transaction-related (b)	41	5	1	—	47
Restructuring costs (a)	3	7	2	4	15
Impairment (e)	12	—	—	—	12
Separation-related (c)	—	(12)	1	—	(11)
Adjusted EBITDA	$141	$178	$208	$168	$694

NOTE: Amounts may not add due to rounding.
(a)    2025 amounts consist primarily of employee-related costs and real estate costs related to a call center closure in connection with a restructuring plan; 2024 amounts consist primarily of employee-related costs in connection with a restructuring plan.
(b)    Represents costs related to corporate transactions, including the Company's defense of an unsuccessful hostile takeover attempt. 2024 also includes costs related to the Company's repricing and upsizing of its term loan B.
(c)    Represents costs (income) associated with the Company's spin-off from Wyndham Worldwide.
(d)    Amounts relate to non-cash charges associated with the Company's refinancing of its term loan B.
(e)    Primarily represents an impairment of development advance notes as a result of the Company’s evaluation of the recoverability of their carrying value.

Table 7 (continued)
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Diluted earnings per share	$1.13	$1.07	$1.90	$1.26

Net income	$87	$86	$149	$102

Adjustments:
Acquisition-related amortization expense (a)	7	6	14	13
Restructuring costs	13	7	13	9
Transaction-related	1	5	1	46
Foreign currency impact of highly inflationary countries	—	—	1	—
Impairment	—	—	—	12
Separation-related	—	(12)	—	(11)
Early extinguishment of debt	—	3	—	3
Total adjustments before tax	21	9	29	72
Income tax provision (b)	5	4	7	19
Total adjustments after tax	16	5	22	53
Adjusted net income	$103	$91	$171	$155
Adjustments - EPS impact	0.20	0.06	0.29	0.65
Adjusted diluted EPS	$1.33	$1.13	$2.19	$1.91

Diluted weighted average shares outstanding	77.4	80.7	78.0	81.2

(a)    Reflected in depreciation and amortization on the income statement.
(b)    Reflects the estimated tax effects of the adjustments.

Table 8
WYNDHAM HOTELS & RESORTS
2025 OUTLOOK
As of July 23, 2025
(In millions, except per share data)

The Company is increasing its adjusted diluted EPS outlook to reflect the impact of second quarter share repurchase activity and increasing the low-end of its year-over-year rooms growth outlook by 40 basis points to reflect the removal of the dilutive impact from its Super 8 master licensee in China.

2025 Outlook
Fee-related and other revenues	$1,445 – 1,485
Adjusted EBITDA	730 – 745
Depreciation and amortization expense (a)	37 – 39
Development advance notes amortization expense	32 – 34
Stock-based compensation expense	42 – 44
Interest expense, net	136 – 138
Adjusted income before income taxes	477 – 496
Income tax expense (b)	119 – 125
Adjusted net income	$358 – 372

Adjusted diluted EPS	$4.60 – 4.78

Diluted shares (c)	77.8

Capital expenditures	$40 – 45
Development advance notes	Approx. $110

Adjusted free cash flow conversion rate	~57%

Year-over-Year Growth
Global RevPAR (d)	(2%) – 1%
Number of rooms	4.0% – 4.6%

(a)    Excludes amortization of acquisition-related intangible assets of approximately $27 million.
(b)    Outlook assumes an effective tax rate of approximately 25%.
(c)    Excludes the impact of any share repurchases after June 30, 2025.
(d)    Represents constant currency basis; on a reported basis, which includes foreign currency impacts, would be (2%) - 1%.
To assist with modeling, each 1% change in RevPAR equates to an approximate $10 million impact to fee-related and other revenues and $4 million to adjusted EBITDA. If a significant pullback in demand were to materialize beyond the Company's current assumptions, actual results could fall below these estimates.
In determining adjusted EBITDA, interest expense, net, adjusted income before income taxes, adjusted net income, adjusted diluted EPS and adjusted free cash flow conversion rate, we exclude certain items which are otherwise included in determining the comparable GAAP financial measures. We are providing these measures on a non-GAAP basis only because, without unreasonable efforts, we are unable to predict with reasonable certainty the occurrence or amount of all the adjustments or other potential adjustments that may arise in the future during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to the reported results.

Table 9
WYNDHAM HOTELS & RESORTS
DEFINITIONS
Adjusted Net Income and Adjusted Diluted EPS: Represents net income and diluted earnings per share excluding acquisition-related amortization, impairment charges, significant accelerated depreciation, restructuring and related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries and special tax items. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA: Represents net income excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment charges, restructuring and related charges, contract termination costs, separation-related items, transaction-related items (acquisition-, disposition-, or debt-related), (gain)/loss on asset sales, foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Adjusted Free Cash Flow: Represents free cash flow excluding payments related to the Company's defense of an unsuccessful hostile takeover attempt and separation-related items.
Ancillary Revenues: Represents the summation of the license and other fees line item and other revenues line item per the income statement.
Average Daily Rate (ADR): Represents the average rate charged for renting a Room for one day.
Average Occupancy Rate: Represents the percentage of available Rooms occupied during the period.
Comparable Basis: Represents a comparison eliminating Marketing Fund Variability.
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
FeePAR: Represents annual royalties per franchised Room and is calculated by dividing total annual royalty revenue of the Company's franchised hotels by the number of franchised Rooms in its system size.
Free Cash Flow: Reflects net cash provided by operating activities excluding development advances, less capital expenditures. The Company believes free cash flow to be a useful operating performance measure to it and investors. This measure helps the Company and investors evaluate its ability to generate cash beyond what is needed to fund capital expenditures, debt service and other obligations. Notwithstanding cash on hand and incremental borrowing capacity, free cash flow reflects the Company’s ability to grow its business through investments and acquisitions, as well as its ability to return cash to shareholders through dividends and share repurchases or even to delever. Free cash flow is not a representation of how the Company will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion Rate: Represents the percentage of adjusted EBITDA that is converted to adjusted free cash flow and provides insights into how efficiently the Company is able to turn profits into cash available for use, such as for investments (including development advance notes), debt reduction, dividends or share repurchases.
Marketing Fund Variability: Relates to the quarterly timing variances from the Company's marketing funds. The Company's franchise agreements require the payment of marketing and reservation fees, and in accordance with these franchise agreements, the Company is generally contractually obligated to expend such fees for the benefit of each of its brands over time. Marketing and reservation fees earned are generally highest during the summer season when the franchised hotels have the highest occupancy and daily rates, while marketing and reservation expenses are generally highest during the first half of the year in an effort to drive higher occupancy in the summer months. Accordingly, the seasonality of the marketing and reservation revenues and expenses results in adjusted EBITDA variability during the quarters throughout the year but are designed such that on a full-year basis, the Company’s marketing funds break even.
Net Debt Leverage Ratio: Calculated by dividing total debt less cash and cash equivalents by trailing twelve months adjusted EBITDA.
RevPAR: Represents revenue per available franchised or managed Room and is calculated by multiplying average occupancy rate by ADR.
Rooms: Represents the number of rooms at the end of the period which are (i) either under franchise and/or management agreements, excluding all rooms associated with the Company's Super 8 master licensee in China, and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.
Royalty Rate: Represents the average royalty rate earned on the Company's franchised Rooms and is calculated by dividing total royalties, excluding the impact of amortization of development advance notes, by total room revenues.